Exhibit 10.1

      Form of Change of Control Agreement        EXECUTIVE:  __________

                         CITADEL SECURITY SOFTWARE INC.
                           CHANGE OF CONTROL AGREEMENT

THIS CHANGE OF CONTROL AGREEMENT (this "AGREEMENT") is made between Citadel Security Software Inc., a Delaware corporation (the "COMPANY"), and the "EXECUTIVE" identified above. Unless otherwise indicated, all references to Sections are to Sections in this Agreement. This Agreement is effective as of the date written on the signature page ("EFFECTIVE DATE").

This Agreement is in addition to and does not diminish the rights and benefits afforded the Executive under (i) any employment agreement that the Executive has with the Company ("EMPLOYMENT AGREEMENT"); (ii) any stock or stock option agreement(s), if any ("STOCK AGREEMENT(S)"); and (iii) any incentive bonus, benefits or other agreements, if any ("OTHER AGREEMENTS"), all as amended, whether currently existing or entered into at a future date between the Executive and the Company. In the case of any inconsistencies or conflict between those agreements and this Agreement, the terms of this Agreement shall govern.

1.     BACKGROUND.

1.1 The Executive currently holds a senior executive position with the Company. As a result, the Executive has significant responsibility for the Company's management, profitability and growth. Likewise, the Executive possesses (and is expected to acquire) an intimate knowledge of the Company's business and affairs, including its policies, plans, methods, personnel, and opportunities.

1.2 The Company considers the continued employment of the Executive to be in the best interests of the Company and its shareholders. The Company desires to assure itself of the Executive's continued services on an objective and impartial basis without distraction or conflict of interest in the event of any efforts to effect a change of ownership or control of the Company.

1.3 The Executive is willing to remain in the employ of the Company upon the understanding that it will provide him with certain income security in the event of a change in control of the Company, upon the terms and conditions provided herein.

2. DEFINITIONS. For purposes of this Agreement, the following terms have the meanings set forth below. Other defined terms have the meanings set forth in the provisions of this Agreement in which they are used or in the Employment Agreement.

ACQUISITION REPORT means a report filed by or on behalf of a stockholder or group of stockholders on Schedule 13D or Schedule 14D-1 or any successor schedule, form or report under the Exchange Act.

BASE SALARY has the meaning set forth in the Employment Agreement.

BENEFICIAL OWNER means a Person who is a beneficial owner (as defined in Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act), directly or indirectly, of Voting Stock, or rights to acquire Voting Stock, or of securities convertible into Voting Stock, as applicable. If a Person owns rights to acquire Voting Stock, that Person's beneficial ownership shall be determined pursuant to paragraph (d) of Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act.


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CAUSE or "for Cause" or "for cause" has the meaning set forth in the Employment
Agreement. If Executive does not have an Employment Agreement, then "Cause" shall mean: a discharge resulting from a determination by Company, acting in good faith, that Executive:

     i) has failed to diligently perform the material duties assigned to Executive by the Board of Directors or the Chief Executive Officer or to have abandoned Executive's assigned job duties and not to have remedied the situation within a reasonable period of time after receipt of written notice from Company specifying the failure;

     ii) has failed to abide by Company's policies, rules, procedures or directives and not to have remedied the situation within a reasonable period of time after receipt of written notice specifying the failure;

     iii) has acted in a grossly negligent manner, or has engaged in reckless or willful misconduct with respect to Company which results or could have resulted in material harm to Company's standing among customers, suppliers, employees and other business relationships;

     iv) has been found guilty by a court of law of fraud, dishonesty and/or a felony crime, or any other crime involving moral turpitude; or

     v) has engaged in employee misconduct, including but not limited to, breach of fiduciary duty, theft, fraud, embezzlement, violation of securities laws, violation of employment-related laws (including but not limited to laws prohibiting discrimination in employment), falsification of employment applications or other business records, or habitual absenteeism or tardiness.

A CHANGE OF CONTROL shall be deemed to have occurred if any of the following events occurs after the Effective Date:

     (a) An Acquisition Report is filed with the Commission disclosing that any Person is the Beneficial Owner of 50 percent or more of the outstanding Voting Stock. The previous sentence shall not apply if (1) such Person is (A) the Company, one of its subsidiaries, or any employee benefit plan sponsored by either, or (B) Steven B. Solomon, or (2) the transaction or transactions that are the subject of such Acquisition Report were approved by a vote of at least two-thirds of the directors of the Company who were directors of the Company immediately prior to the first such transaction.

     (b) Any Person purchases securities pursuant to a tender offer or exchange offer to acquire any Voting Stock (or any securities convertible into Voting Stock) and, immediately after consummation of that purchase, that Person is the Beneficial Owner of 50 percent or more of the outstanding Voting Stock. The previous sentence shall not apply if (1) such Person is (A) the Company, one of its subsidiaries, or any employee benefit plan sponsored by either, or (B) Steven B. Solomon, or (2) such purchase was approved by a vote of at least two-thirds of the directors of the Company who were of the Company immediately prior to such purchase.

     (c) The consummation of a Merger Transaction if (a) the Company is not the surviving entity or (b) as a result of the Merger Transaction, 50 percent or less of the combined voting power of the then-outstanding securities of the other party to the Merger Transaction, immediately after the Change of Control Date, are held in the aggregate by the holders of Voting Stock immediately prior to the Change of Control Date.

     (d)    The consummation of a Sale Transaction.


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     (e)    The consummation of a transaction, immediately after which any
Person would be the Beneficial Owner, directly or indirectly, of more than 50 percent of the outstanding Voting Stock.

     (f) The stockholders of the Company approve the dissolution of the Company.

     (g) During any period of 12 consecutive months, the individuals who at the beginning of that period constituted the Board of Directors shall cease to constitute a majority of the Board of Directors. The previous sentence will not apply if the election, or the nomination for election by the Company's stockholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

CHANGE OF CONTROL DATE means the date of an event constituting a Change of Control. In the case of a Merger Transaction or a Sale Transaction constituting a Change of Control, the Change of Control Date shall be the effective date of such transaction.

CODE means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

COMMISSION means the Securities and Exchange Commission or any successor agency.

CONSTRUCTIVE TERMINATION has the meaning set forth in the Employment Agreement. If the Executive does not have an Employment Agreement, Constructive Termination shall mean the occurrence of any of the following events without Executive's express written consent:

     i) A substantial and adverse change in Executive's duties, control, authority, status or position with Company, or the assignment to Executive of any duties or responsibilities which are materially inconsistent with such status or position, or a material reduction in the duties and responsibilities previously exercised by Executive, or a loss of title, loss of office, relocation, loss of significant authority, power or control, or any removal of him from or any failure to reappoint or reelect him to such positions, except in connection with the termination of his employment for Cause or Total Disability, or as a result of Executive's death; or

     ii) A required relocation by Company of Executive more than 25 miles distant from the office in which the Executive is currently employed.

DAY, in upper or lower case, means a calendar day unless otherwise specified.

EMPLOYMENT AGREEMENT has the meaning set forth in the preamble of this Agreement.

EXCHANGE ACT means the U.S. Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

IN CONNECTION WITH a Change of Control, when used in relation to a specified event, means that the event occurs during the period beginning 30 days prior to the execution by the Company of one or more agreements to engage in one or more transactions which, in the aggregate, constitute a Change of Control and ending on the date twelve (12) months after the Change of Control Date.

MERGER TRANSACTION means a merger, consolidation or reorganization of the Company with or into any other person or entity.


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PERSON means a person within the meaning of Section 13(d) or Section 14(d)(2) or any successor rule or regulation promulgated under the Exchange Act.

SALE TRANSACTION means a sale, lease, exchange or other transfer of all or substantially all the assets of the Company and its consolidated subsidiaries to any other person.

SPECIAL BENEFITS - see Section 3.

SPECIAL BONUS PAYMENT - see Section 3.

SPECIAL SEVERANCE PAYMENT - see Section 3.

VOTING STOCK means shares of capital stock of the Company the holders of which are entitled to vote for the election of directors, but excluding shares entitled to so vote only upon the occurrence of a contingency unless that contingency shall have occurred.

3. ACTIONS UPON CHANGE OF CONTROL. This Section 3 shall apply if a Change of Control occurs.

3.1    Special Benefits.

     (a) The Executive will be entitled to the following benefits ("SPECIAL BENEFITS"):

          (1)    if, during the specific time periods listed in subparagraph
(b), the Employment is terminated by any of the specific events listed there, a special severance payment ("SPECIAL SEVERANCE PAYMENT") equal to one half of the Executive's annual Base Salary; and

          (2) if the Executive remains employed by the Company or its affiliates or successors on the first anniversary of the date of this Agreement, a special bonus ("SPECIAL BONUS PAYMENT") equal to one times the Executive's annual Base Salary.

     (b) The specific termination events and time periods in which the Executive will be entitled to the Special Benefits upon a Change of Control are as follows:

          (1) the Executive's Employment is terminated by the Company, for any reason other than Cause, In Connection With a Change of Control;

          (2) the Executive Resigns as a result of a Constructive Termination at any time during the period beginning on the Change of Control Date and ending at 5 pm Dallas time on the date twelve (12) months after the Change of Control Date;

          (3) the Executive dies, while still employed by the Company, at any time during the period beginning on the Change of Control Date and ending at 5 pm Dallas time on the date twelve (12) months after the Change of Control Date.

     (c) The Special Severance Payment and the Severance Payment required by the Employment Agreement, if any, shall be made to the Executive, in cash or immediately-available funds, in a lump sum within 30 days following the Termination Date, notwithstanding the provisions of the Employment Agreement for payment of the Severance Payment in installments.

     (d) Payments pursuant to this Agreement shall not be deemed to constitute continued employment beyond the Termination Date.


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     (e)    As a condition to providing the Executive with the Special Severance
Benefits, the Company, in its sole discretion, may require the Executive to first execute a release in the form prescribed by the Employment Agreement.

4. NO MITIGATION. The Executive shall not be required to mitigate the amount of any payment which is payable by the Company to the Executive hereunder. Any remuneration received by the Executive from a third party following termination of the Employment shall not apply to reduce the Company's obligations to make payments hereunder.

5. SUCCESSORS. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement. By way of example and not of limitation, any breach of the Company's obligations in the previous sentence shall constitute a material breach of this Agreement. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successors or assigns to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

6.     EFFECT OF AGREEMENT ON OTHER RIGHTS.

6.1 This Agreement shall not diminish other rights which the Executive (or his estate, survivors or heirs) may have under any other agreement, contract, employee benefit plan or policy of the Company except as expressly provided in this Agreement.

6.2 Nothing in this Agreement shall be deemed (i) to constitute an employment contract, express or implied, nor (ii) to impose any obligation on the Company or any affiliate thereof to employ the Executive at all or on any particular terms, nor (iv) to impose any obligation on the Executive to work for the Company or any affiliate thereof, nor (v) to limit the right of the Company to terminate the Executive's employment for any reason, with or without cause, nor
(vi) to limit the Executive's right to resign from Employment.

7. ARBITRATION. Any dispute arising out of or relating to this Agreement or its validity, enforceability, or breach will be arbitrated in accordance with the arbitration provisions of the Employment Agreement.

8.     OTHER PROVISIONS.

8.1 This Agreement shall inure to the benefit of and be binding upon (i) the Company and its successors and assigns and (ii) the Executive and the Executive's heirs and legal representatives.

8.2 All notices and statements with respect to this Agreement shall be made or delivered as set forth in the Employment Agreement.

8.3 If the Executive Resigns due to a Constructive Termination because of (i) the Company's failure to pay the Executive on a timely basis the amounts to which he is entitled under this Agreement or (ii) any other breach of this Agreement by Company, then the Company shall pay all amounts and damages to which the Executive may be entitled as a result of such failure or breach, including interest thereon at the maximum non-usurious rate and all reasonable legal fees and expenses and other costs incurred by the Executive to enforce the Executive's rights hereunder.


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8.4    This Agreement sets forth the entire present agreement of the parties concerning the subjects covered herein; there are no promises, understandings, representations, or warranties of any kind concerning those subjects except as expressly set forth in this Agreement.

8.5 Any modification of this Agreement must be in writing and signed by all parties; any attempt to modify this Agreement, orally or in writing, not executed by all parties will be void.

8.6 If any provision of this Agreement, or its application to anyone or under any circumstances, is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability will not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and will not invalidate or render unenforceable such provision or application in any other jurisdiction.

8.7 This Agreement will be governed and interpreted under the laws of the United States of America and of the State of Texas law as applied to contracts made and carried out in entirely Texas by residents of that State.

8.8 No failure on the part of any party to enforce any provisions of this Agreement will act as a waiver of the right to enforce that provision.

8.9 Termination of the Employment, with or without Cause, will not affect the continued enforceability of this Agreement.

8.10 Section headings are for convenience only and shall not define or limit the provisions of this Agreement.

8.11 This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Agreement manually signed by one party and transmitted to the other party by FAX or in image form via email shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy of this Agreement shall be effective as an original for all purposes.

THIS AGREEMENT CONTAINS PROVISIONS REQUIRING BINDING ARBITRATION OF DISPUTES, WHICH HAVE THE EFFECT OF WAIVING EACH PARTY'S RIGHT TO A JURY TRIAL. By signing this Agreement, the Executive acknowledges that the Executive (1) has read and understood the entire Agreement; (2) has received a copy of it (3) has had the opportunity to ask questions and consult counsel or other advisors about its terms; and (4) agrees to be bound by it.

Executed to be effective as of December __, 2005 (the "EFFECTIVE DATE").

CITADEL SECURITY SOFTWARE INC.               EXECUTIVE:

BY: ___________________________              ____________________________
NAME: _________________________              Name: ______________________
TITLE: _______________________


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